Request ID: 016536873	Province of Ontario	Date Report Produced: 2014/06/10
Demande n°:	Province de l'Ontario	Document produit le:
Transaction ID: 054497666	Ministry of Government Services	Time Report Produced: 10:48:25
Transaction n°:	Ministère des Services gouvernementaux	Imprimé à:
Category ID: CT
Catégorie:

Certificate of Incorporation Certificat de constitution
This is to certify that    Ceci certifie que

R E Y N O L D S    C O N S U M E R    P R O D U C T S    C A N A D A
I N C . / P R O D U I T S    D E    C O N S O M M A T I O N    R E Y N O L D S C A N A D A    I N C .

Ontario Corporation No.	Numéro matricule de la personne morale en Ontario

0 0 2 4 2 2 1 7 0

is a corporation incorporated,    est une société constituée aux termes under the laws of the Province of Ontario.    des lois de la province de l'Ontario.

These articles of incorporation    Les présents statuts constitutifs
are effective on    entrent en vigueur le

J U N E    1 0    J U I N ,    2 0 1 4

Director/Directeur
Business Corporations Act/Loi sur les sociétés par actions

FORM 1    FORMULE NUMÉRO 1

BUSINESS CORPORATIONSACT	/ LOI SUR LES SOCIÉTÉS PAR ACTIONS

ARTICLES OF INCORPORATION
STATUTS CONSTITUTIFS

1.	The name of the corporation is: Dénomination sociale de la compagnie:
REYNOLDS CONSUMER PRODUCTS CANADA INC./PRODUITS DE CONSOMMATION REYNOLDS CANADA INC.

2.	The address of the registered office is: Adresse du siège social:

199    BAY STREET    Suite 4000

(Street & Number, or R.R. Number & if Multi-Office Building give Room No.)
(Rue et numéro, ou numéro de la R.R. et, s'il s'agit édifice à bureau, numéro du bureau)

TORONTO    ONTARIO
CANADA    M5L 1A9
(Name of Municipality or Post Office)    (Postal Code/Code postal) (Nom de la municipalité ou du bureau de poste)

3.	Number (or minimum and maximum Nombre (ou nombres minimal et maximal)
number) of directors is:    d'administrateurs:
Minimum    1    Maximum    10

4.	The first director(s) is/are: Premier(s) administrateur(s):

First name, initials and surname    Resident Canadian    State Yes or No
Prénom, initiales et nom de famille    Résident Canadien    Oui/Non

Address for service, giving Street & No.    Domicile élu, y compris la rue et le
or R.R. No., Municipality and Postal Code    numéro, le numéro de la R.R., ou le nom
de la municipalité et le code postal

*    LANCE    NO
MITCHELL
1900 WEST FIELD COURT LAKE FOREST ILLINOIS
UNITED STATES OF AMERICA 60045

*    SANDY    NO
GLEASON
1900 WEST FIELD COURT LAKE FOREST ILLINOIS
UNITED STATES OF AMERICA 60045

*    EMILIJA    YES
GEORGIEVSKI
68 VICTORIA WOOD AVENUE MARKHAM ONTARIO
CANADA L6E 1K2

5.	Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.
Limites, s'il y a lieu, imposées aux activités commerciales ou aux pouvoirs de la compagnie.

None.

6.	The classes and any maximum number of shares that the corporation is authorized to issue:
Catégories et nombre maximal, s'il y a lieu, d'actions que la compagnie est autorisée à émettre:

The corporation is authorized to issue an unlimited number of shares of one class designated as common shares.

7.
Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series: Droits, privilèges, restrictions et conditions, s'il y a lieu, rattachés à chaque catégorie d'actions et pouvoirs des administrateurs relatifs à chaque catégorie d'actions que peut être émise en série:

n/a

8.	The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:
L'émission, le transfert ou la propriété d'actions est/n'est pas restreinte. Les restrictions, s'il y a lieu, sont les suivantes:

No securities of the Corporation, other than non-convertible debt securities, shall be transferred without the consent of either (a) a majority of the directors of the Corporation expressed by a resolution passed at a meeting of the board of directors or by an instrument or instruments in writing signed by a majority of the directors, or (b) the holders of a majority of the outstanding common shares of the Corporation expressed by a resolution passed at a meeting of such shareholders or by an instrument or instruments in writing signed by the holders of a majority of the outstanding common shares of the Corporation.

9.	Other provisions, (if any, are):
Autres dispositions, s'il y a lieu:

None

10.	The names and addresses of the incorporators are
Nom et adresse des fondateurs

First name, initials and last name    Prénom, initiale et nom de
or corporate name    famille ou dénomination sociale

Full address for service or address of registered office or of principal place of business giving street & No. or R.R. No., municipality and postal code
Domicile élu, adresse du siège social au adresse de l'établissement principal, y compris la rue et le numéro, le numéro de la R.R., le nom de la municipalité et le code postal

•	LANCE MITCHELL
1900 WEST FIELD COURT LAKE FOREST ILLINOIS
UNITED STATES OF AMERICA 60045

•	SANDY GLEASON
1900 WEST FIELD COURT LAKE FOREST ILLINOIS
UNITED STATES OF AMERICA 60045

•	EMILIJA GEORGIEVSKI
68 VICTORIA WOOD AVENUE MARKHAM ONTARIO
CANADA L6E 1K2

ADDITIONAL INFORMATION FOR ELECTRONIC INCORPORATION

CONTACT PERSON
First Name    Last Name
Karen    Anderson
Name of Law Firm
Blake, Cassels & Graydon LLP (K. Anderson)

ADDRESS
Street #    Street Name    Suite #
4000    Commerce Court West, 199 Bay
Additional Information    City
Toronto
Province    Country    Postal Code
ONTARIO    CANADA    M5L 1A9

TELEPHONE #:    416-863-2248

NUANS SEARCH DETAILS

Corporate Name Searched on NUANS (1)    NUANS Reservation Reference #
REYNOLDS CONSUMER PRODUCTS CANADA INC.    112335518

Date of NUANS Report
2014/05/21

Corporate Name Searched on NUANS (2)    NUANS Reservation Reference #
PRODUITS DE CONSOMMATION REYNOLDS CANADA    112498974 INC.
Date of NUANS Report
2014/06/09

ELECTRONIC INCORPORATION TERMS AND CONDITIONS
The following are the terms and conditions for the electronic filing of Articles of Incorporation under the Ontario
Business Corporations Act (OBCA) with the Ministry of Government Services.
Agreement to these terms and conditions by at least one of the incorporators listed in article 10 of the Articles of Incorporation is a mandatory requirement for electronic incorporation.

1)
The applicant is required to obtain an Ontario biased or weighted NUANS search report for the proposed name. The applicant must provide the NUANS name searched, the NUANS reservation number and the date of the NUANS report. The NUANS report must be kept in electronic or paper format at the corporation's registered office address.

2)	All first directors named in the articles must sign a consent in the prescribed form. The original consent must be kept at the corporation's registered office address.

3)
A Corporation acquiring a name identical to that of another corporation must indicate that due diligence has been exercised in verifying that the Corporation meets the requirements of Subsection 6(1) of Regulation 62 made under the OBCA. Otherwise, the Corporation is required to obtain a legal opinion on legal letterhead signed by a lawyer qualified to practise in Ontario that clearly indicates that the corporations involved comply with Subsection 6(2) of that Regulation by referring to each clause specifically. The original of this legal opinion must be kept at the Corporation's registered office address. The applicant must complete the electronic version of this legal opinion provided by one of the Service Providers under contract with the Ministry.

4)
The date of the Certificate of Incorporation will be the date the articles are updated to the ONBIS electronic public record database. Articles submitted electronically outside MGS, ONBIS access hours, will receive an endorsement date effective the next business day when the system resumes operation, if the submitted Articles of Incorporation meet all requirements for electronic incorporation. Articles of Incorporation submitted during system difficulties will receive an endorsement date effective the date the articles are updated to the ONBIS system.

5)	The electronic Articles of Incorporation must be in the format approved by the Ministry and submitted through one of the Service Providers under contract with the Ministry.

6)	Upon receipt of the Certificate of Incorporation issued by the ONBIS system, a duplicate copy of the Articles of Incorporation with the Ontario Corporation Number and the Certificate of Incorporation
must be kept in paper or electronic format. The Ministry will print and microfilm copies of the Certificate of Incorporation, the Articles of Incorporation and any other documentation submitted electronically.
These will be considered the true original filed copies.

7)
The sole responsibility for correctness and completeness of the Articles of Incorporation, and for compliance with the OBCA and all regulations made under it, lies with the incorporator(s) and/or their legal advisor(s), if any.

The incorporator(s) have read the above Terms and Conditions and they understand and agree to them.
I am an incorporator or I am duly authorized to represent and bind the incorporator(s). First Name    Last Name
Lance    Mitchell